                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.      )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                      RECKSON ASSOCIATES REALTY CORP.
----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)
----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                        RECKSON ASSOCIATES REALTY CORP.
                              225 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 2002
                             ---------------------

To our Stockholders:

    The 2002 Annual Meeting of Stockholders (the "Annual Meeting") of Reckson Associates Realty Corp. (the "Company") will be held on Thursday, May 23, 2002 at 9:30 a.m., local time, at the Omni, 333 Earle Ovington Boulevard, Uniondale, New York, for the following purposes:

    1. To elect four Class I directors of the Company to serve until the 2005 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

    2. To ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2002;

    3.  To approve the Company's 2002 Stock Option Plan; and

    4. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

    Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned or to which the Annual Meeting may be postponed.

    The Board of Directors has fixed the close of business on March 25, 2002 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's Class A common stock, $.01 par value per share, and Class B common stock, $.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Holders of Class A common stock and Class B common stock will vote together as a single class. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting, between the hours of 8:30 a.m. and 4:30 p.m. (E.S.T.), at our corporate offices located at 225 Broadhollow Road, Melville, New York 11747. You may arrange to review this list by contacting Gregg M. Rechler, the Secretary of the Company.

    You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                   [SIGNATURE]

                                          Gregg M. Rechler
                                          SECRETARY

Melville, New York
April 10, 2002

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                        RECKSON ASSOCIATES REALTY CORP.
                              225 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747

                            ------------------------

                                PROXY STATEMENT
                             ---------------------

                    FOR 2002 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 2002

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Reckson Associates Realty Corp. (the "Company") for use at the 2002 Annual Meeting of Stockholders of the Company to be held on May 23, 2002, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to
(1) vote upon the election of four Class I directors of the Company, (2) ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2002, (3) approve the Company's 2002 Stock Option Plan and (4) act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

    This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about April 10, 2002. The Board of Directors has fixed the close of business on March 25, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's Class A common stock, par value $.01 per share, and Class B common stock, par value $.01 per share (collectively, the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 50,055,143 and 10,283,513 shares of Class A and Class B common stock outstanding, respectively, and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them on the Record Date.

    The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the election of Class I directors, and the affirmative vote of the holders of a majority of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the ratification of the Company's auditors, approval of the Company's 2002 Stock Option Plan, and approval of any other matters properly presented at the Annual Meeting for stockholder approval, provided that, with respect to the approval of the Company's 2002 Stock Option Plan, the number of votes cast represents a majority of the outstanding shares of Class A and Class B common stock. Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining "votes cast" and, therefore, will have no effect on the results of the votes. Broker "non-votes," or proxies from brokers or nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote such shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power, will be treated in the same manner as abstentions on routine matters. However, for purposes of the vote on the approval of the Company's 2002 Stock Option Plan, an abstention or a broker non-vote will have the effect of a vote against the proposal, unless holders of record of a majority of the outstanding shares of Class A and Class B common stock, voting together as a single class, cast votes, in which event neither an abstention nor a broker non-vote will have any effect on the result of the vote.

    The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

    STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE FOUR NOMINEES FOR CLASS I DIRECTORS OF THE COMPANY NAMED IN THIS PROXY STATEMENT, FOR RATIFICATION OF THE BOARD OF DIRECTORS' SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002, AND FOR APPROVAL OF THE COMPANY'S 2002 STOCK OPTION PLAN. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THE PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

    A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

    The Company's 2001 Annual Report, including financial statements for the fiscal year ended December 31, 2001, accompanies the proxy solicitation materials. The Annual Report, however, is not part of the proxy solicitation material.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    The Board of Directors of the Company consists of nine members and is divided into three classes, with the directors in each class serving for a term of three years and until their successors are duly elected and qualified. The term of one class expires at each annual meeting of stockholders. The Board of Directors expects to identify two candidates for appointment as additional independent directors as soon as practicable.

    At the Annual Meeting, four directors will be elected to serve until the 2005 Annual Meeting and until their successors are duly elected and qualified. The Board of Directors has nominated Mr. Scott H. Rechler, Mr. Herve A. Kevenides, Mr. Conrad D. Stephenson and Mr. Lewis S. Ranieri to serve as
Class I directors (the "Nominees"). Each of the Nominees is currently serving as a Class I director of the Company. The Board of Directors anticipates that each of the Nominees will serve, if elected, as a director. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

INFORMATION REGARDING NOMINEES AND DIRECTORS

    The following table and biographical descriptions set forth certain information with respect to the four Nominees for election as Class I directors at the Annual Meeting, the continuing directors whose terms expire at the annual meetings of stockholders in 2003 and 2004 and the executive officers who are not directors, based upon information furnished to the Company by each director and executive officer.

                                                                               AMOUNT AND NATURE
                                                                                 OF BENEFICIAL     PERCENT
                                                                    DIRECTOR     OWNERSHIP OF         OF
NAME                                                       AGE       SINCE      COMMON STOCK(1)    CLASS(2)
----                                                     --------   --------   -----------------   --------
CLASS I NOMINEES FOR ELECTION AT 2002 ANNUAL MEETING
(TERM TO EXPIRE IN 2005)
  Scott H. Rechler.....................................     34        1994         1,039,570(3)      1.52%
  Herve A. Kevenides...................................     63        1995            31,250(4)         *
  Conrad D. Stephenson.................................     74        1995            31,250(4)         *
  Lewis S. Ranieri.....................................     55        1997            25,250(5)         *
CLASS II CONTINUING DIRECTORS (TERM EXPIRES IN 2003)
  Donald J. Rechler....................................     67        1994         2,021,163(6)      2.95%
  Mitchell D. Rechler..................................     42        1994           974,962(7)      1.42%
CLASS III CONTINUING DIRECTORS (TERM EXPIRES IN 2004)
  Gregg M. Rechler.....................................     35        2001           958,931(8)      1.40%
  Roger Rechler........................................     60        1994         1,946,086(9)      2.84%
  John V. N. Klein.....................................     70        1995            34,050(10)        *

------------------------

*   Less than one percent.

(1) All information has been determined as of March 25, 2002. For purposes of this table a person is deemed to have "beneficial ownership" of the number of shares of Class A common stock that a person has the right to acquire pursuant to the exercise of stock options exercisable within sixty days or the redemption of units (the "Units") of limited partnership interest in Reckson Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership") (assuming the Company elects to issue Class A common stock rather than pay cash upon such redemption). Pursuant to the terms of the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of June 2, 1995, and as amended, the Operating Partnership is obligated to redeem Units for cash, or, at the option of the Company, shares of Class A common stock. See "Executive Compensation" for a discussion of the vesting of stock options granted to directors and officers.

(2) For purposes of computing the percentage of outstanding shares of Common Stock held by each person, any shares of Class A common stock that such person has the right to acquire pursuant to the exercise of a stock option exercisable within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percent ownership of any other person. In addition, for purposes of such calculation, Units held by each person are treated as if such person had converted and held the related equivalent number of shares of Class A common stock.

(3) Includes (a) 224,328 shares of Class A common stock, including 221,000 shares owned directly, 2,826 shares owned in trust for Mr. Scott H. Rechler's child and 502 shares owned through the Company's 401(k) plan,
    (b) 422,500 exercisable options and (c) 392,742 Units, including 194,352 Units owned directly, 70,913 Units owned through a trust and 127,477 Units owned through corporations and partnerships.

(4) Includes options to purchase 31,250 shares of Class A common stock.

(5) Includes options to purchase 25,250 shares of Class A common stock.

(6) Includes (a) 513,037 shares of Common Stock, including 500,419 shares of Class A common stock owned directly, 718 shares of Class A common stock owned through the Company's 401(k) plan and 11,900 shares of Class B common stock owned directly, (b) 497,500 exercisable options and (c) 1,010,626 Units, including 42,826 Units owned directly and 967,800 Units owned through corporations and partnerships.

(7) Includes (a) 179,108 shares of Class A common stock, including 172,860 shares owned directly, 6,014 shares owned in trust for Mr. Mitchell D. Rechler's children and 234 shares owned through the Company's 401(k) plan,
    (b) 397,500 exercisable options and (c) 398,354 Units, including 202,576 Units owned directly, 70,913 Units owned through a trust and 124,865 Units owned through corporations and partnerships.

(8) Includes (a) 149,730 shares of Class A common stock, including 144,400 shares owned directly and 5,330 shares held in trust for the child of Gregg
    M. Rechler, (b) 391,701 Units, including 194,352 Units owned directly, 70,913 Units owned through a trust and 126,436 Units owned through corporations and partnerships and (c) 417,500 exercisable options.

(9) Includes (a) 524,252 shares of Class A common stock, including 514,767 shares owned directly, 8,771 shares owned by Mr. Roger Rechler's spouse and 714 shares owned through the Company's 401(k) plan, (b) 417,500 exercisable options and (c) 1,004,334 Units, including 37,576 Units owned directly and 966,758 Units owned through corporations and partnerships.

(10) Includes (a) 2,800 shares of Class A common stock and (b) options to purchase 31,250 shares of Class A common stock.

CLASS I NOMINEES FOR ELECTION AT 2002 ANNUAL MEETING--TERM TO EXPIRE IN 2005

    SCOTT H. RECHLER has served as Co-Chief Executive Officer of the Company since May 1999, serves as the Chairman of the Executive Committee of the Board and has served as a director of the Company since its formation. He served as President of the Company from February 1997 to May 2001 and served as Chief Operating Officer of the Company from its formation until May 1999. In addition, from the Company's formation until February 1997, Mr. Rechler served as Executive Vice President of the Company. Mr. Rechler has been employed at Reckson since 1989. Mr. Rechler serves as a non-executive director of Keystone Property Trust, which term will expire in June 2002. Mr. Rechler also is a member of the Board of Directors of the Long Island Children's Museum and is a member of the board of governors of the National Association of Real Estate Investment Trusts ("NAREIT"). Mr. Rechler is a graduate of Clark University and received a Master's Degree in Finance with a specialization in real estate from New York University. Mr. Rechler also serves as Chief Executive Officer and Chairman of the Board of Directors of FrontLine Capital Group ("FrontLine") and is the non-executive Chairman of the Board of Directors and a former interim executive officer of HQ Global Holdings, Inc. ("HQ"), a company that filed for protection from creditors under the federal bankruptcy laws in March 2002. He is the son of Roger Rechler and the brother of Gregg M. Rechler.

    HERVE A. KEVENIDES has served as a director of the Company since 1995. Since 1997, Mr. Kevenides has served as the Managing Director, Research Group for Landauer Associates, a real estate consulting and valuation firm. Mr. Kevenides served from 1995 to 1996 as the director of the Real Estate Products Group for Ceres Financial Concepts, N.A. Mr. Kevenides is the president and director of research of Metropolitan Analysis & Forecasting Corporation, an international real estate economics and market research firm. Mr. Kevenides has served in this position since 1988. Mr. Kevenides has served as a Professor of the Masters in Real Estate Program of New York University since 1998 and was an Adjunct Associate Professor of such program from 1989 until 1998. Mr. Kevenides was a vice president and director of real estate economics and market research for Chemical Bank from 1981 to 1988, and a vice president and manager of real estate market research for

The Chase Manhattan Bank from 1972 to 1981. Mr. Kevenides holds a Masters of Business Administration from New York University.

    CONRAD D. STEPHENSON has served as a director of the Company since 1995.
Mr. Stephenson served as the chief executive officer of Pan Am Equities Inc., a property ownership and management company, from 1993 to 1997, and currently serves as a consultant thereto. Mr. Stephenson was employed by The Comras Company, a real estate company, from 1990 to 1993, and served as the vice president in the tri-state and northeast real estate lending division of the First National Bank of Chicago from 1987 to 1990. Mr. Stephenson was the vice president in charge of all commercial real estate lending activities of The Bowery Savings Bank from 1985 to 1987, and was a vice president of The Chase Manhattan Bank from 1975 to 1985. Mr. Stephenson has served as a governor, vice president and a member of the executive committee of the Real Estate Board of New York. Mr. Stephenson holds a bachelor's degree from Fordham University and a Masters in Business Administration from New York University. Mr. Stephenson is a retired colonel of the U.S. Army Reserves, with which he served for 35 years.

    LEWIS S. RANIERI has served as a director of the Company since 1997.
Mr. Ranieri is the chairman and chief executive officer of Ranieri & Co., Inc., positions he has held since founding Ranieri & Co. in 1988. Mr. Ranieri is the founder of Hyperion Partners L.P. and Hyperion Partners II L.P. He is also vice chairman of Hyperion Capital Management, Inc. and chairman of Hyperion Total Return Fund, Inc. He is a director of Transworld HealthCare, Inc., Hyperion 2002 Term Trust, Inc. and Hyperion 2005 Investment Grade Opportunity Trust, Inc.
Mr. Ranieri also serves as a director and/or an executive officer of various other indirect subsidiaries of Hyperion. He is a director of Delphi Financial Group, Inc. and Delphi International Ltd. Prior to forming Hyperion,
Mr. Ranieri had been vice chairman of Salomon Brothers Inc. Mr. Ranieri helped develop the capital markets as a source of funds for housing and commercial real estate, established Salomon's leadership position in the mortgage-backed securities area, and also led the effort to obtain Federal legislation to support and build the market. Mr. Ranieri has served on the National Association of Home Builders Mortgage Roundtable continuously since 1986. He was inducted into the National Housing Hall of Fame in 1997. Mr. Ranieri also acts as a trustee or director of various environmental and religious institutions such as Environmental Defense and Shrine of Elizabeth Ann Seton/Our Lady of the Rosary Church.

CLASS II CONTINUING DIRECTORS--TERM EXPIRES IN 2003

    DONALD J. RECHLER has served as Co-Chief Executive Officer of the Company since May 1999 and has served as Chairman of the Board and a director of the Company since its formation. In addition, from the Company's formation through May 1999, Mr. Rechler served as Chief Executive Officer of the Company.
Mr. Rechler also served as President of the Company from its formation until February 1997. Prior to the Company's initial public offering in June 1995 (the "IPO"), Mr. Rechler was a co-founder and general partner of Reckson Associates. He is a founder and former President and Chairman of the Association For A Better Long Island, a founder of the Long Island Commercial & Industrial Development Association, a member of the Board of Directors of the Development Division of North Shore Hospital, a member of the Board of Directors of the Long Island Philharmonic and a member of the Council of Overseers of Long Island University, C.W. Post College. Mr. Rechler is a graduate of the University of Miami. Mr. Rechler served as an officer and director of FrontLine from 1998 to 2000. Mr. Rechler is the father of Mitchell D. Rechler and the brother of Roger Rechler.

    MITCHELL D. RECHLER has served as Co-President and Chief Administrative Officer of the Company since May 2001 and has served as a director of the Company since its formation. Mr. Rechler served as Co-Chief Operating Officer of the Company from May 1999 to May 2001 and as Executive Vice President of the Company from its formation to May 2001. Mr. Rechler also serves as the President of Reckson Management Group, Inc. (the "Management Company"). From 1981 to 1985, Mr. Rechler was employed by Reckson in various non-supervisory roles including positions in property management, construction, acquisitions and leasing. Since 1986, Mr. Rechler has been responsible for all leasing activities including the coordination of leasing and marketing strategies and overseeing tenant relations. Mr. Rechler has served as President of the Management Company since its organization in 1991. Mr. Rechler serves on the Executive Committee of the Children's Medical Fund of Schneider Children's Hospital of Long Island Jewish Medical Center and as a member of the Board of Directors of the Long Island Friends of the Arts. He is a graduate of Emory University. Mr. Rechler served as an officer and director of FrontLine from 1998 to 2001. He is the son of Donald J. Rechler.

CLASS III CONTINUING DIRECTORS--TERM EXPIRES IN 2004

    GREGG M. RECHLER has served as Chief Operating Officer and a director of the Company since May 2001, as Co-President of the Company since May 2001 and as Secretary of the Company since its formation. Mr. Rechler served as Co-Chief Operating Officer of the Company from May 1999 to May 2001 and served as Executive Vice President of the Company from its formation to May 2001.
Mr. Rechler also serves as President of Reckson Construction Group, Inc. From 1985 to 1988, Mr. Rechler held non-supervisory roles at Reckson in the construction and property management areas. Beginning in 1989, as an Executive Vice President of Reckson, Mr. Rechler served as the person responsible for the construction and development activities of the Company. Mr. Rechler is a member of the Board of the Regional Plan Association, an urban planning organization that promotes planning and public policy issues in the New York tri-state region. Mr. Rechler attended the New York Institute of Technology. He is the son of Roger Rechler and the brother of Scott H. Rechler. Mr. Rechler served as a director of FrontLine from 1998 to 2000.

    ROGER RECHLER has served as Vice Chairman of the Board and a director of the Company since its formation and as Executive Vice President of Development since February 1997. Prior to the Company's IPO, Mr. Rechler was a co-founder and general partner of Reckson Associates. Mr. Rechler is responsible for the supervision of property development and construction, architectural and design-services, interior construction and property management. Mr. Rechler attended Adelphi University. Mr. Rechler served as a director of FrontLine from 1998 to 2001. Mr. Rechler is the father of Scott H. Rechler and Gregg M. Rechler and the brother of Donald J. Rechler.

    JOHN V. N. KLEIN has served as a director of the Company since 1995.
Mr. Klein was the Managing Attorney of the law firm of Meyer, Suozzi, English & Klein, P.C. between 1984 and 1997 and currently serves as Chairman of the firm. Mr. Klein served as a Director of Fleet Bank from 1980 to 1994. Mr. Klein has also been a member of the advisory board of St. Joseph's College, Patchogue, New York since 1980. For more than six years, Mr. Klein has served as Director of Pocono Hotels Corporation, a hotel owner and operator. Mr. Klein has served in various government positions on Long Island, including County Executive of Suffolk County, New York from 1972 to 1979. Mr. Klein holds a bachelor's degree and a law degree from the University of Virginia.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    MICHAEL MATURO has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since 1995. Mr. Maturo oversees the Company's financial accounting, treasury management and public reporting, capital markets activities, investor relations and corporate forecasting.
Mr. Maturo is a member of NAREIT and serves on its accounting committee. Prior to joining the Company, Mr. Maturo was a Senior Manager at E&Y Kenneth Leventhal Real Estate Group (formerly Kenneth Leventhal & Company), a public accounting and consulting firm. Mr. Maturo specialized in diverse phases of real estate finance including corporate and property debt financings and recapitalization transactions. Mr. Maturo is a graduate of Seton Hall University with a degree in accounting and finance and is a certified public accountant. Mr. Maturo served as an officer and director of FrontLine from 1998 to 2001. Mr. Maturo is 40 years old.

    JASON M. BARNETT has served as Executive Vice President and Assistant Secretary of the Company since May 1999 and General Counsel of the Company since May 1997. Mr. Barnett joined the Company in 1996. Mr. Barnett is responsible for the coordination of all legal and compliance matters for the Company. Prior to joining the Company, Mr. Barnett practiced as an associate in the corporate REIT practice area of Brown & Wood LLP. While at Brown & Wood LLP, Mr. Barnett participated in numerous corporate and real estate transactions involving publicly-held REITs, including initial public offerings, joint ventures and corporate and real estate acquisitions. Mr. Barnett holds a Bachelor of Arts degree from Clark University and a JURIS DOCTOR from Emory University School of Law. Mr. Barnett is a member of the American Bar Association, a member of the Real Estate Board of New York, a member NAREIT, and is involved in various industry related groups. Mr. Barnett is admitted to the Bar of the State of New York. Mr. Barnett served as an officer of FrontLine from 1998 to 2000.
Mr. Barnett is 33 years old.

CHAIRMAN OF THE BOARD EMERITUS

    WALTER GROSS has served as Chairman of the Board Emeritus of the Company since its formation. For over 40 years, Mr. Gross has been actively involved in the development and operation of industrial and office properties on Long Island. Together with the late William Rechler, Mr. Gross conceived of and developed Vanderbilt Industrial Park, the first planned industrial park built on Long Island. He also owned and operated Walter J. Gross Construction Corp., a general contracting firm that has constructed in excess of 3,000,000 square feet on behalf of clients including B.F. Goodrich, Sears and The Prudential since 1970.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Company is currently managed by a nine member Board of Directors, four of whom are independent of the Company's management. In April 2002, Leonard Feinstein and Harvey Blau, whose terms as directors were set to expire in 2003 and 2004, respectively, resigned from the Board. The Board of Directors does not have a standing nominating committee. The full Board performs the functions of such a committee. The Board of Directors is actively evaluating and reviewing candidates for membership on the Board to fill the vacancies created by the resignations of Messrs. Feinstein and Blau. The Board of Directors expects to identify two candidates for appointment as independent directors as soon as practicable.

    The Board of Directors held ten meetings during fiscal year 2001. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Company of which he was a member during 2001.

    AUDIT COMMITTEE. The Company has a standing Audit Committee consisting of Conrad Stephenson and John V. N. Klein, each of whom is "independent" as defined in the New York Stock Exchange's listing standards. Leonard Feinstein, the third member of the Audit Committee, resigned from the Board of Directors on April 1, 2002. The Board of Directors intends to appoint an additional member to the Audit Committee as soon as practicable. The Board of Directors of the Company adopted a written charter for the Audit Committee, a copy of which was attached as Appendix A to the Company's 2001 Proxy Statement. Information regarding the functions performed by the Audit Committee is set forth in the "Audit Committee Report" included in this annual proxy statement. The Audit Committee held six meetings during the fiscal year 2001. Mr. Stephenson serves as chairman of the Audit Committee.

    EXECUTIVE COMMITTEE. Subject to the supervision and oversight of the Board of Directors, the Executive Committee, which consists of Donald J. Rechler, Scott H. Rechler, Herve A. Kevenides and Conrad D. Stephenson, has the authority to approve the acquisitions, financings and dispositions by the Company and to authorize the execution of certain contracts and agreements, including those relating to the borrowing of money by the Company and to exercise generally all other powers of the Board of Directors, except for those which require action by all Directors or the Independent Directors under the Articles of Incorporation or By-Laws of the Company or under applicable law. The Executive Committee held six meetings during fiscal year 2001. Mr. Scott Rechler serves as chairman of the Executive Committee.

    COMPENSATION COMMITTEE. The Company's Compensation Committee makes recommendations and exercises all powers of the Board of Directors in connection with compensation matters, including incentive compensation and benefit plans. The Compensation Committee also has authority to grant awards under the Company's stock option plans. During fiscal 2001, the Compensation Committee consisted of Harvey Blau and Leonard Feinstein. In March 2002, in anticipation of the resignations of Messrs. Blau and Feinstein, the Board of Directors appointed Messrs. Kevenides, Ranieri, Klein and Stephenson as members of an Compensation Committee. The Compensation Committee held one meeting during fiscal year 2001.

DIRECTOR COMPENSATION

    Each non-employee director of the Company receives an annual director's fee of $25,000. Each non-employee director also receives $1,000 for each quarterly and special meeting of the Board of Directors attended in person, including committee meetings; and $500 for each quarterly and special meeting of the Board of Directors in which the director participates by teleconference, including committee meetings. Each non-employee director appointed or elected for the first time receives an initial option to purchase 7,500 shares of Class A common stock at the market price of the Class A common stock on the date of grant. In addition, following each annual meeting of stockholders, each of the Company's non-employee directors receives an option to purchase 6,250 shares of Class A common stock at the market price of the Class A common stock on the date of grant. All options granted to non-employee directors vest on the date of grant.

    On June 1, 2001, each non-employee director was granted an option to purchase 6,250 shares of Class A common stock at $22.00 per share.

         PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors of the Company, upon the recommendation of the Audit Committee, has selected the accounting firm of Ernst & Young LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2002, subject to ratification of this appointment by the stockholders of the Company. Ernst & Young LLP has served as the Company's independent auditors since the Company's formation in September 1994 and is considered by management of the Company to be well qualified. The Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. A representative of Ernst & Young LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

    Ernst & Young's fees for providing services to the Company in 2001 were as follows:

    AUDIT FEES. The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year ended December 31, 2001 were approximately $339,500.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Ernst & Young LLP did not provide any information technology services relating to financial information systems design and implementation for the fiscal year ended
December 31, 2001.

    ALL OTHER FEES. The aggregate fees billed by Ernst & Young LLP for all other services rendered to the Company, including tax services, individual property audits and accounting consulting, other than the services described under "Audit Fees" for the fiscal year ended December 31, 2001, were $299,500.

    Upon consideration, the Audit Committee has determined that the provision by Ernst & Young LLP of the services described under "All Other Fees" is compatible with maintaining Ernst & Young LLP's independence from management and the Company.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION
                 OF THE SELECTION OF THE INDEPENDENT AUDITORS.

                         REPORT OF THE AUDIT COMMITTEE

    THE FOLLOWING IS A REPORT BY THE COMPANY'S AUDIT COMMITTEE REGARDING THE RESPONSIBILITIES AND FUNCTIONS OF THE AUDIT COMMITTEE.

    The Audit Committee, on behalf of the Board of Directors of the Company, serves as an independent and objective party to monitor the Company's financial reporting process and internal control system, and to review and appraise the audit efforts of the Company's independent auditors. The Audit Committee performs these oversight responsibilities in accordance with its Audit Committee Charter, which the Board of Directors adopted in February 2000. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in the Company's Annual Report, and discussed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

    Ernst & Young LLP, the Company's independent auditors, are responsible for auditing the Company's financial statements and for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Audit Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards
No. 61, as currently in effect. The Audit Committee also received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, as currently in effect, discussed with the independent auditors the auditors' independence from management and the Company and considered the compatibility of non-audit services with the auditors' independence.

    The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

    In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

    The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young LLP is in fact "independent."

                                          Submitted by the Audit Committee
                                          of the Board of Directors of the
                                          Company*

                                          Conrad D. Stephenson (Chairman)
                                          John V. N. Klein

------------------------
* The third member of the Committee resigned from the Board of Directors on April 1, 2002. The Board of Directors intends to appoint an additional member of the Committee as soon as practicable.

                             EXECUTIVE COMPENSATION

REPORT ON EXECUTIVE COMPENSATION

    THE ROLE OF THE COMMITTEE. Generally, the Compensation Committee of the Board of Directors (the "Compensation Committee") establishes, oversees and directs the Company's executive compensation policies and programs, administers the Company's stock option plans and seeks to ensure that the Company's executive compensation philosophy is consistent with the Company's best interests.

    COMPENSATION PHILOSOPHY AND REVIEW. The Compensation Committee seeks to align executive compensation with the Company's business objectives and strategies, management programs and financial performance. The Company's compensation philosophy for executive officers serves three principal purposes:
(i) to provide a total compensation package for executive officers that is competitive with the total compensation paid by REITs similar to the Company and with the current market for executive talent, (ii) to attract, retain and motivate talented executives who will maximize stockholder value and (iii) to encourage senior management's long-term equity ownership in the Company by linking a portion of executive compensation directly to increases in stockholder value.

    The Compensation Committee reviews and approves all fringe benefit programs of the Company and also reviews and determines the actual compensation of the Company's executive officers, as well as stock option grants and other long-term compensation awarded to all key employees. The Compensation Committee exercises independent discretion in respect of executive compensation matters. With respect to the compensation of the Named Executive Officers other than Donald J. Rechler and Scott H. Rechler, the Compensation Committee reviews the recommendations of Donald J. Rechler and Scott H. Rechler.

    EXECUTIVE COMPENSATION. The Company's executive compensation program consists primarily of an annual salary, cash bonuses linked to the performance of the Company and long-term equity-based compensation.

    Final compensation determinations for each fiscal year are generally made after the end of the fiscal year. At that time, base salaries for the following fiscal year are set, cash bonuses, if any, are determined for the past year's performance, and option grants or other long-term compensation awards, if any, are generally made. For fiscal 2001, the Compensation Committee reviewed the annual salaries of the Company's executive officers. At a meeting held in March 2002, the Compensation Committee fixed the base salaries for the Named Executive Officers for the fiscal year ending December 31, 2002 and approved cash bonuses for such officers in respect of the fiscal year ended December 31, 2001.

    The Company engaged FPL Associates to advise the Compensation Committee regarding executive officer compensation matters, including annual base salary, annual incentives and long-term incentives. FPL Associates is a consultant specializing in compensation matters in the real estate industry and is not affiliated with the Company. The Compensation Committee considered FPL's analysis in determining base salaries for 2002 and annual bonuses and long-term incentives for fiscal 2001.

    In determining compensation for the Named Executive Officers, the Compensation Committee noted several factors, including the overall decline in the economy during 2001 and losses incurred from the Company's non-core operations for 2001. The Compensation Committee also considered the Company's 11.8% increase in fully-diluted funds from operations ("FFO") per share in 2001 attributable to core real estate operations over levels achieved in 2000. FFO from core real estate operations represents FFO per share adjusted to exclude interest income relating to the FrontLine Capital Group loans, income from RSVP joint ventures and non-recurring charges. The Compensation Committee also considered the Company's "same-property" portfolio performance, including an increase in same property net operating income of 7.0% and an increase in same space rent growth of 20.7% for the year ended December 31, 2001, the Company's strong leasing activity of approximately

2.6 million square feet for the year ended December 31, 2001, and the ability of management to raise over $341 million of capital through dispositions and joint venture investments during the year ended December 31, 2001, including realizing net gains on these dispositions of approximately $20.2 million.

    The following is a discussion of each element of the Company's executive compensation:

    ANNUAL BASE SALARY. Base salaries for each of the Named Executive Officers are the subject of the employment and noncompetition agreements between the Company and each such executive as indicated above. Each such agreement provides that the base salary provided for under the respective agreement will be reviewed no less frequently than annually. For 2001, the Compensation Committee determined base salaries for the Named Executive Officers based upon a review of the performance of each Named Executive Officer during the previous year and the report prepared by FPL for the fiscal year ended December 31, 2001.

    ANNUAL INCENTIVES. Annual incentives are provided in the form of cash bonuses and were determined at the discretion of the Compensation Committee based upon the overall performance of the Company, the personal performance of each executive and the report prepared by FPL.

    LONG-TERM INCENTIVES. Long-term incentives may be provided through a variety of means, including the grant of stock options, restricted stock awards and stock loans. These awards are intended to align the executive's long-term objectives with those of the Company's stockholders. The grant of stock options, restricted stock awards and stock loans are made under the Company's stock option plans which are administered by the Compensation Committee. The Compensation Committee has the discretion to determine those individuals to whom awards are made and the terms and conditions of the awards. The Named Executive Officers did not receive any stock options, stock grants or stock loans in respect of the 2001 fiscal year.

    CO-CHIEF EXECUTIVE OFFICERS. The Compensation Committee determined the 2001 compensation of the Co-Chief Executive Officers in accordance with the above discussion. At the recommendation of Scott H. Rechler, the Compensation Committee determined that Mr. Rechler would not receive an annual bonus with respect to the fiscal year ended December 31, 2001.

    TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility on the Company's tax return of compensation over $1 million to any of the Named Executive Officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. The Compensation Committee's policy with respect to section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate compensation for their performance. The Company paid compensation of approximately $4.6 million to its Named Executive Officers during 2001 which would be nondeductible under the limitations set forth in section 162(m).

                                          Submitted by the Compensation
                                          Committee
                                          of the Board of Directors of the
                                          Company

                                          Herve Kevenides
                                          John V. N. Klein
                                          Lewis S. Ranieri
                                          Conrad D. Stephenson

SUMMARY COMPENSATION TABLE

    The following table sets forth information regarding the compensation awarded for the past three fiscal years to Donald J. Rechler and Scott H. Rechler, co-executive officers of the Company, and the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").

                                                                              LONG-TERM COMPENSATION
                                                                            --------------------------
                                                    ANNUAL COMPENSATION        SHARES       RESTRICTED
NAME AND                                          -----------------------    UNDERLYING       STOCK
PRINCIPAL POSITION                       YEAR     SALARY($)(1)   BONUS($)   OPTIONS(#)(3)   AWARDS($)    OTHER($)(4)
------------------                     --------   ------------   --------   -------------   ----------   -----------
Donald J. Rechler....................    2001        550,000     525,000          --             --           --
Co-Chief Executive Officer               2000        525,000     656,250          --             --           --
                                         1999        525,000     525,000          --             --           --

Scott H. Rechler.....................    2001        475,000           0(2)       --             --           --
Co-Chief Executive Officer               2000        450,000     562,500          --             --           --
                                         1999        450,000     450,000          --             --           --

Mitchell D. Rechler..................    2001        425,000     400,000          --             --           --
Co-President, Chief                      2000        400,000     500,000          --             --           --
Administrative Officer and President     1999        375,000     375,000          --             --           --
of
Reckson Management Group, Inc.

Gregg M. Rechler.....................    2001        425,000     400,000          --             --           --
Co-President, Chief Operating Officer    2000        400,000     500,000          --             --           --
and President of Reckson                 1999        375,000     375,000          --             --           --
Construction Group, Inc.

Michael Maturo.......................    2001        425,000     350,000          --             --           --
Executive Vice President,                2000        400,000     500,000          --             --           --
Chief Financial Officer and Treasurer    1999        375,000     375,000          --             --           --

Roger Rechler........................    2001        425,000     400,000          --             --           --
Executive Vice President--Development    2000        400,000     500,000          --             --           --
                                         1999        375,000     375,000          --             --           --

--------------------------

(1) The base salaries of Donald J. Rechler, Scott H. Rechler, Michael Maturo and Mitchell D. Rechler are paid by Reckson Management Group, Inc. and the base salaries of Gregg M. Rechler and Roger Rechler are paid by Reckson Construction Group, Inc. The Company and the Operating Partnership reimburse the appropriate subsidiary corporation for time spent by the Named Executive Officer on the business of the Company or the Operating Partnership, respectively.

(2) Scott Rechler received no annual bonus with respect to the fiscal year ended December 31, 2001.

(3) As of March 25, 2002, options to purchase 2,942,000 shares of Class A common stock have been granted to the Named Executive Officers.

(4) Excludes loan forgiveness and related tax payments in 2001, 2000 and 1999, respectively, pursuant to the terms of previously awarded stock loans in the following amounts: Donald J. Rechler--$680,400, $481,400 and $290,100; Scott
    H. Rechler--$599,600, $395,700 and $217,600; Mitchell D. Rechler--$428,000,
    $293,500 and $174,200; Gregg M. Rechler--$450,000, $308,600 and $183,200;
    Michael Maturo--$428,000, $293,500 and $174,200; and Roger Rechler -$413,900, $278,700 and $159,700. See "Certain Relationships and Related Transactions." In addition, with respect to Michael Maturo, excludes loan forgiveness of $100,000 in 1999 and loan forgiveness and a related tax payment of $175,632 in 2001, in both cases pursuant to the terms of Mr. Maturo's 1995 employment and noncompetition agreement with the Company. See "Employment and Noncompetition Agreements."

AGGREGATED FISCAL YEAR-END 2001 OPTION VALUES

    The following table sets forth the value of options at the end of 2001 by the Company's Named Executive Officers. No options were exercised by the Named Executive Officers in 2001.

                                                                     NUMBER OF SHARES               VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED                IN-THE-MONEY
                                                                    OPTIONS AT FISCAL                OPTIONS AT FISCAL
                                                                       YEAR-END(#)                     YEAR-END($)(1)
                              SHARES ACQUIRED      VALUE      ------------------------------   ------------------------------
NAME                          ON EXERCISE(#)    REALIZED($)   EXERCISABLE      UNEXERCISABLE   EXERCISABLE      UNEXERCISABLE
----                          ---------------   -----------   -----------      -------------   -----------      -------------
Donald J. Rechler...........         --              --         517,500               0           352,000              0
Scott H. Rechler............         --              --         526,500               0         1,302,800              0
Mitchell D. Rechler.........         --              --         501,500               0         1,302,800              0
Gregg M. Rechler............         --              --         417,500               0           352,000              0
Michael Maturo..............         --              --         477,500               0         1,087,400              0
Roger Rechler...............         --              --         417,500               0           339,500              0

--------------------------

(1) The value of unexercised in-the-money options at fiscal year-end based on the fair market value of the Class A common stock of $23.36 per share as of December 31, 2001.

EMPLOYMENT AND NONCOMPETITION AGREEMENTS

    Each of the Named Executive Officers has entered into an employment and noncompetition agreement and a severance agreement with the Company.

    The employment and noncompetition agreements with each of Donald J. Rechler, Scott H. Rechler, Mitchell D. Rechler, Gregg M. Rechler, Michael Maturo and Roger Rechler were renewed as of August 15, 2000 for five year terms, unless in each case otherwise extended. The term of each of the severance agreements is identical to the Named Executive Officer's employment agreement, including any extension thereof. However, in the event of a "Change in Control" (as such term is defined in the applicable agreement), each severance agreement automatically extends the term of the corresponding employment agreement until the later of
(i) the date on which the employment and noncompetition agreement otherwise would have expired and (ii) the date which is 60 months after the end of the calendar year in which such Change in Control occurs. Each agreement provides for certain benefits in the event of termination of the Named Executive Officer by the Company without "Good Reason" (as such term is defined in the applicable agreement) or the resignation of the Named Executive Officer upon a material breach of the agreement by the Company or a Change in Control of the Company. These benefits include the continued payment of the Named Executive Officer's base salary during the remaining term of the agreement, immediate vesting of all equity awards as well as continued entitlement to receive other benefits conferred under the applicable agreement for such remaining term. Under the agreements, each Named Executive Officer is also entitled to certain specified benefits in the event of his death or disability.

    In addition, such employment and noncompetition agreements, subject to limited exceptions, prohibit each such Named Executive Officer from engaging, directly or indirectly, during the term of his employment, in any business which engages or attempts to engage in, directly or indirectly, the acquisition, development, construction, operation, management or leasing of any industrial or office real estate property in any of the submarkets throughout the tri-state metropolitan area of New York, New Jersey and Connecticut in which the Company is operating ("Competitive Activities"). These employment and noncompetition agreements also prohibit such persons from engaging, directly or indirectly, during a specified Noncompetition Period in any Competitive Activities, subject to limited exceptions. The Noncompetition Period for each such Named Executive Officer is the period beginning on the date of the termination of employment and ending on the later of (i) the first anniversary of such person's termination of employment with the Company and (ii) the third anniversary of the person's prior employment and noncompetition agreement.

    Pursuant to the original employment and noncompetition agreement with Mr. Maturo entered into in 1995, the Company made a non-recourse loan to Mr. Maturo in the amount of approximately $400,000 (the "Loan") in order to finance his purchase of an equity interest in the Company. On each of the first four anniversaries of the Loan, $100,000 of the outstanding principal amount was forgiven by the Company and the Company made non-recourse loans to Mr. Maturo in an amount equivalent to his resulting tax liability, which in turn is forgiven (together with accrued interest thereon and on the Loan) over the sixth through eighth anniversaries of the date the Loan was made.

                            STOCK PERFORMANCE GRAPHS

    The following graph provides a comparison of the cumulative total stockholder return on the Class A common stock for the period from May 25, 1995 (the date upon which the Company's Class A common stock commenced trading on the New York Stock Exchange) to December 31, 2001 with the cumulative total return on the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500") and the NAREIT Equity REIT Total Return Index. Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in the Class A common stock on May 25, 1995 and in the S&P 500 and the NAREIT Equity REIT Total Return Index on May 31, 1995 and (ii) reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        RECKSON ASSOCIATES REALTY CORP. - COMMON A  S&P 500  NAREIT EQUITY REIT TOTAL RETURN INDEX
May-95                                         100      100                                    100
Jun-95                                         100      104                                    102
Sep-95                                         110      112                                    106
Dec-95                                         127      118                                    111
Mar-96                                         133      123                                    113
Jun-96                                         146      128                                    118
Sep-96                                         167      131                                    126
Dec-96                                         193      141                                    150
Mar-97                                         214      145                                    151
Jun-97                                         216      169                                    158
Sep-97                                         253      181                                    177
Dec-97                                         247      185                                    180
Mar-98                                         257      210                                    179
Jun-98                                         233      217                                    171
Sep-98                                         235      194                                    153
Dec-98                                         229      235                                    149
Mar-99                                         212      246                                    142
Jun-99                                         247      262                                    156
Sep-99                                         222      245                                    143
Dec-99                                         227      281                                    142
Mar-00                                         207      286                                    145
Jun-00                                         268      278                                    160
Sep-00                                         292      274                                    173
Dec-00                                         296      252                                    179
Mar-01                                         263      222                                    180
Jun-01                                         276      234                                    200
Sep-01                                         295      199                                    194
Dec-01                                         296      219                                    204

    The following graph provides a comparison of the cumulative total stockholder return on the Class B common stock for the period from May 25, 1999 (the date upon which the Company's Class B common stock commenced trading on the New York Stock Exchange) to December 31, 2001 with the cumulative total return on the S&P 500 and the NAREIT Equity REIT Total Return Index. Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in the Class B common stock and in the S&P 500 on May 25, 1999 and the NAREIT Equity REIT Total Return Index on May 31, 1999 and
(ii) reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        RECKSON ASSOCIATES REALTY CORP. - COMMON B  S&P 500  NAREIT EQUITY REIT TOTAL RETURN INDEX
May-99                                         100      100                                    100
Jun-99                                          86      104                                     98
Sep-99                                          81       97                                     90
Dec-99                                          86      112                                     90
Mar-00                                          80      114                                     92
Jun-00                                         102      110                                    101
Sep-00                                         109      109                                    109
Dec-00                                         114      100                                    113
Mar-01                                         101       88                                    114
Jun-01                                         108       93                                    126
Sep-01                                         115       79                                    123
Dec-01                                         118       87                                    129

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

    The following table sets forth the beneficial ownership of Common Stock for
(i) each stockholder of the Company holding more than a 5% beneficial interest in the Class A or Class B common stock of the Company, (ii) each Named Executive Officer of the Company who is not a director of the Company and (iii) the directors and executive officers of the Company as a group. Stock ownership of the Directors of the Company appears under the heading "Information Regarding Nominees and Directors" in this Proxy Statement.

                                                                 SHARES OF COMMON STOCK AND UNITS
                                                            BENEFICIALLY OWNED AS OF MARCH 25, 2002(1)
                                                            -------------------------------------------
                                                            TITLE OF                         PERCENT OF
NAME OF BENEFICIAL OWNERS                                     CLASS           NUMBER          CLASS(2)
-------------------------                                   ---------       ----------       ----------
CLASS A COMMON STOCK
  Cohen & Steers Capital Management Inc.(3)...............  Class A         4,950,845           9.84%
  LaSalle Investment Management, Inc.(4)..................  Class A         4,519,141           8.98%
  Stichting Pensioenfonds ABP(5)..........................  Class A         4,478,358           8.90%
  European Investors Inc.(6)..............................  Class A         2,892,200           5.75%
  Michael Maturo(7).......................................  Class A           690,259           1.01%
  All directors and executive officers as a group
    (11 persons)..........................................  Class A         7,950,043          13.11%
CLASS B COMMON STOCK
  Cohen & Steers Capital Management Inc.(3)...............  Class B         1,416,425          13.77%
  Lehman Brothers Holdings Inc.(8)........................  Class B           543,600           5.29%
  All directors and executive officers as a group
    (11 persons)..........................................  Class B            12,736              *

------------------------

*   Less than one percent.

(1) All information has been determined as of March 25, 2002. For purposes of this table a person is deemed to have "beneficial ownership" of the number of shares of Class A common stock that person has the right to acquire pursuant to the exercise of stock options within 60 days or upon the redemption of Units (assuming the Company elects to issue Class A common stock rather than pay cash upon such redemption). Units are exchangeable for cash or, at the option of the Company, on a one-for-one basis for shares of Class A common stock, subject to certain limitations. See "Executive Compensation" for a discussion of the vesting of stock options granted to directors and officers.

(2) For purposes of computing the percentage of outstanding shares of Common Stock held by each person, any shares of Class A common stock which such person has the right to acquire pursuant to the exercise of a stock option exercisable within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purposes of computing the percent ownership of any other person. In addition, for purposes of such calculation, Units held by each person are treated as if such person had converted and held the related equivalent number of shares of Class A common stock.

(3) This information is based upon information reported by the stockholder in filings made with the Securities and Exchange Commission (the "SEC"). The address of Cohen & Steers Capital Management Inc. is 757 Third Avenue, New York, NY 10019.

(4) This information is based upon information reported by the stockholder in filings made with the SEC. LaSalle Investment Management, Inc. ("LaSalle") owns 1,118,772 shares of Class A common stock of the Company (2.22% of total shares of Class A common stock outstanding) and LaSalle Investment Management (Securities), L.P. ("LIM"), a subsidiary of LaSalle, owns 3,400,369 shares of Class A common stock of the Company (6.76% of total shares of Class A common stock outstanding). The address of both LaSalle and LIM is 200 East Randolph Drive, Chicago, IL 60601.

(5) This information is based upon information reported by the stockholder in filings made with the SEC. The address of Stichting Pensioenfonds ABP is Oude Lindestraat 70, Postbus 2889, 6401 DL Heerlen, The Netherlands.

(6) This information is based upon information reported in filings made with the SEC. European Investors Inc. owns 776,500 shares of Class A common stock of the Company (1.54% of total shares of Class A common stock outstanding) and EII Realty Securities Inc. owns 2,115,700 shares of Class A common stock (4.21% of total shares of Class A common stock outstanding). The principal place of business of the filers is 717 Fifth Avenue, New York, NY 10022.

(7) Represents (a) 40,988 Units, (b) 171,771 shares of Common Stock, including 170,040 shares of Class A common stock owned directly, 895 shares of Class A common stock owned through the Company's 401(k) plan, and 836 shares of Class B common stock owned directly, and (c) 477,500 exercisable options.

(8) This information is based upon information reported in filings made with the SEC on behalf of Lehman Brothers Holdings, Inc. and Lehman Brothers Inc. The principal place of business of the filers is 399 Park Avenue, New York, NY 10022.

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("10% Holders"), to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and 10% Holders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all
Section 16(a) filing requirements applicable to its executive officers, directors and 10% Holders were satisfied during 2001, except that Donald J. Rechler, Co-Chief Executive Officer and Chairman of the Board of the Company, purchased 7,000 shares of Class B common stock of the Company on July 3, 2001 and filed a late report with the SEC in February 14, 2002.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PROPERTY TRANSACTIONS

    The Company leases 43,713 square feet of office and storage space at its corporate offices located in Melville, New York ("225 Broadhollow") at an annual base rent of approximately $1,120,000 from a partnership in which Donald J. Rechler, Roger Rechler, Mitchell D. Rechler and trusts established for Rechler family members maintain an equity interest. The Company also leases 10,722 square feet of warehouse space used for equipment, materials and inventory storage at a property located in Deer Park, New York ("593 Acorn Street"), which is owned by a partnership that includes Donald J. Rechler, Roger Rechler and a third party, at an annual base rent of approximately $72,000.

    A company affiliated with Lewis S. Ranieri, a director of the Company, leases 15,566 square feet at the Company's property located in Mitchel Field, New York, at an annual base rent of approximately $416,000. In addition, Reckson Strategic Venture Partners LLC leases 5,144 square feet in the Company's property the Omni in Mitchel Field, New York, at an annual base rent of approximately $170,000.

    The Company, through Reckson Construction Group, Inc. ("RCG"), performs tenant improvement, architectural and design work and construction consulting services at 225 Broadhollow, 593 Acorn Street and at other properties in which certain members of the Rechler family hold an interest. This work is performed at market rates. During 2001, RCG billed an aggregate of $1,753,486 for such services.

    HQ is a tenant under several leases with the Company encompassing approximately 225,000 square feet. For the year ended December 31, 2001, HQ made payments to the Company aggregating approximately $7.5 million for rent, construction and other charges under such leases. HQ has been experiencing financial difficulties and on March 13, 2002 voluntarily filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code. There can be no assurances as to whether HQ will affirm or reject its existing leases with the Company.

FRONTLINE CAPITAL GROUP

    During 1997, the Company formed FrontLine Capital Group, formerly Reckson Service Industries, Inc. ("FrontLine"), and Reckson Strategic Venture Partners LLC ("RSVP"). RSVP is a real estate venture capital fund which invests primarily in real estate and real estate operating companies outside the Company's core office and industrial focus and whose common equity is held indirectly by FrontLine. In connection with the formation and spin-off of FrontLine, the Operating Partnership established an unsecured credit facility with FrontLine (the "FrontLine Facility") in the amount of $100 million for FrontLine to use in its investment activities, operations and other general corporate purposes. The Company has advanced approximately $93.4 million under the FrontLine Facility. The Operating Partnership also approved the funding of investments of up to $100 million relating to RSVP (the "RSVP Commitment"), through RSVP-controlled joint ventures (for REIT-qualified investments) or advances made to FrontLine under an unsecured loan facility (the "RSVP Facility") having terms similar to the FrontLine Facility (advances made under the RSVP Facility and the FrontLine Facility hereafter, the "FrontLine Loans"). During March 2001, the Company increased the RSVP Commitment to $110 million and as of December 31, 2001, approximately $109.1 million had been funded through the RSVP Commitment, of which $59.8 million represents investments by the Company in RSVP-controlled (REIT-qualified) joint ventures and $49.3 million represents loans made to FrontLine under the RSVP Facility. As of December 31, 2001, interest accrued (net of reserves) under the FrontLine Facility and the RSVP Facility was approximately $19.6 million.

    At June 30, 2001, the Company assessed the recoverability of the FrontLine Loans and reserved approximately $3.5 million of the interest accrued during the three-month period then ended. In addition, the Company formed a committee of its Board of Directors, comprised solely of independent directors, to consider any actions to be taken by the Company in connection with the FrontLine Loans and its investments in joint ventures with RSVP. During the third quarter of 2001, the Company noted a significant deterioration in FrontLine's operations and financial condition and, based on its assessment of value and recoverability and considering the findings and recommendations of the committee and its financial advisor, the Company recorded a $163 million valuation reserve charge, inclusive of anticipated costs, in its consolidated statements of operations relating to its investments in the FrontLine Loans and joint ventures with RSVP. The Company has discontinued the accrual of interest income with respect to the FrontLine Loans. The Company has also discontinued the accrual of its share of GAAP equity in earnings from the RSVP controlled joint ventures funded through the RSVP Commitment until such income is realized through cash distributions.

    FrontLine is in default under the FrontLine Loans from the Operating Partnership and has reported that it is currently in discussions with its creditors, including the Company, and that it may be required to seek protection from creditors under federal bankruptcy laws. As a result of the foregoing, the net carrying value of the Company's investments in the FrontLine Loans and joint venture investments with RSVP, inclusive of the Company's share of previously accrued GAAP equity in earnings on those investments, is approximately $65.0 million.

    Scott H. Rechler, who serves as Co-Chief Executive Officer and a director of the Company, serves as Chief Executive Officer and Chairman of the Board of FrontLine. The Company's directors and officers own approximately 15.9% of FrontLine's outstanding common stock as of March 25, 2002.

STOCK LOANS

    With respect to each fiscal year from 1996 through 2000, as a long-term incentive award, each of the Company's executive officers received a loan from the Company to purchase shares of Class A Common Stock (the "1996 Stock Loans," the "1997 Stock Loans," the "1998 Stock Loans," the "1999 Stock Loans" and the "2000 Stock Loans" and collectively, the "Stock Loans").

    Each 1996 Stock Loan and 1997 Stock Loan has a term of five years, accrues interest at the mid-term "Applicable Federal Rate" ("AFR"), is secured by the shares purchased and is otherwise non-recourse. Ten percent (10%) of each 1996 Stock Loan and 1997 Stock Loan (together, in each case, with accrued interest) is forgiven each year during the term of the loan, provided that the officer is then employed by the Company and the remaining outstanding principal balance of the loan is due and payable at maturity. The 1996 Stock Loans and 1997 Stock Loans also provide for the Company to loan to each officer an amount equal to his aggregate tax liability resulting from such forgiveness. These tax loans have a one year maturity, bear interest at the AFR and are forgiven upon maturity (together with the interest thereon), provided again that the officer is still employed by the Company. The tax loans also provide for tax-gross-up payments upon forgiveness. The 1996 Stock Loans and 1997 Stock Loans also provide for forgiveness upon the occurrence of certain events, including a change-in-control of the Company, the officer's death or permanent disability, termination of his employment by the Company without cause or a reduction in the nature or scope of his duties. In the event an officer leaves the employ of the Company or is terminated with cause, the outstanding amount of the applicable loans is immediately due and payable.

    Each 1998 Stock Loan has a term of seven years, accrues interest at the mid-term AFR, is secured by the shares purchased and is otherwise non-recourse. Each 1998 Stock Loan is forgiven ratably each year during the term of the loan, provided that the officer is then employed by the Company. The terms of the 1998 Stock Loans are otherwise substantially similar to the terms of the 1996 Stock Loans and 1997 Stock Loans with respect to tax loans and forgiveness upon the occurrence of certain events.

    Each 1999 Stock Loan and 2000 Stock Loan has a term of ten years, accrues interest at the AFR, is secured by the shares purchased and is otherwise non-recourse. 40% of each officer's 1999 and 2000 Stock Loan (together with accrued interest) is forgiven ratably each year during the ten year term of loan, provided that the officer is then employed by the Company. The other 60% (together with accrued interest) is forgiven ratably each year during the term of the loan if the performance of the Company's Class A common stock since the Company's IPO is ranked in the top 40% for office and industrial REITs (as reported by NAREIT or, if not available from NAREIT, from such other standard industry source as may be approved by the Compensation Committee) at the end of the respective year. In the event this criteria is not satisfied in any particular year, the portion of the 1999 Stock Loan or 2000 Stock Loan that is not forgiven in respect of such year is carried forward and forgiven in a subsequent year only if the Company's Class A Common Stock satisfies the criteria. The terms of the 1999 Stock Loans and 2000 Stock Loans are otherwise substantially similar to the terms of the 1996 Stock Loans, 1997 Stock Loans and 1998 Stock Loans with respect to tax loans and forgiveness upon the occurrence of certain events. The largest aggregate principal amount outstanding under the Stock Loans during fiscal 2001 was $4,313,564 in the case of Donald J. Rechler; $3,971,219 in the case of Scott Rechler; $3,329,186 in the case of each of Mitchell Rechler, Gregg Rechler and Michael Maturo; $2,319,187 in the case of Jason M. Barnett, executive vice president and general counsel of the Company; and $3,276,688 in the case of Roger Rechler. As of March 1, 2002, the aggregate principal amount outstanding under the Stock Loans was $3,897,158 in the case of Donald J. Rechler; $3,603,720 in the case of Scott Rechler; $3,050,750 in the case of each of Mitchell Rechler, Gregg Rechler and

Michael Maturo; $2,190,280 in the case of Jason M. Barnett; and $3,005,750 in the case of Roger Rechler.

               PROPOSAL 3: APPROVAL OF THE 2002 STOCK OPTION PLAN

    The Board of Directors approved the adoption of the 2002 Stock Option Plan (a copy of which is attached hereto as Appendix A) to provide incentives for management of the Company, including non-executive officers. The Company has not adopted an option plan since 1998 and believes that the 2002 Stock Option Plan is important in order to attract, retain and motivate key managers and other personnel in a highly competitive marketplace. These incentives are designed to align the interests of management and stockholders in order to maximize stockholder value.

    As of March 25, 2002, the Company had unexercised options outstanding under its existing plans with respect to 5,039,363 shares at a weighted average exercise price of $23.49 per share. Of this amount, options in respect of 2,409,363 shares were held by persons other than the Named Executive Officers. Under the Company's existing plans, an aggregate of 277,720 shares are currently available for future awards. In the aggregate, outstanding unexercised options, together with shares available for future awards under our existing plans, total 5,317,083 shares and represent approximately 7.8% of our total outstanding Common Stock and Units as of the Record Date. Including the 1,500,000 shares authorized under the 2002 Stock Option Plan, the aggregate outstanding unexercised options, together with shares available for future awards, would represent approximately 10.0% of our total outstanding Common Stock and Units as of the Record Date. The Board has not awarded any options or other awards under the 2002 Stock Option Plan.

    The 2002 Stock Option Plan is being presented to stockholders for approval in order to satisfy certain regulatory requirements regarding the Plan. The 2002 Stock Option Plan provides for the grant of awards under such plan in respect of up to an aggregate of 1,500,000 shares of Class A common stock.

    The following is a description of the 2002 Stock Option Plan:

    The 2002 Stock Option Plan will be administered by the Compensation Committee. Officers and key employees of the Company and its subsidiaries generally will be eligible to participate in the 2002 Stock Option Plan. Non-employee Directors of the Company will be eligible to receive stock options under the 2002 Stock Option Plan on a limited basis.

    The 2002 Stock Option Plan authorizes (i) the grant of stock options that qualify as incentive stock options under Section 422 of the Code ("ISOs"),
(ii) the grant of stock options that do not so qualify ("NQSOs"), (iii) the grant of shares of Class A common stock subject to certain restrictions on transfer and certain risks of forfeiture ("Restricted Stock"), (iv) grants of unrestricted shares of Class A common stock and (v) the making of loans to acquire shares of Class A common stock ("Stock Loans"). The exercise price of stock options is determined by the Compensation Committee, but may not be less than 100% of the fair market value of the shares of Class A common stock on the date of grant. In any calendar year, a person eligible for awards under the 2002 Stock Option Plan may not be granted options covering more than 150,000 shares of Class A common stock. The 2002 Stock Option Plan prohibits the re-pricing of option grants thereunder.

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE 2002 STOCK OPTION PLAN. The following is a brief summary of the principal Federal income tax consequences of awards under the 2002 Stock Option Plan. The summary is based upon current Federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

    A participant is not subject to Federal income tax either at the time of grant or at the time of exercise of an ISO. However, upon exercise, the difference between the fair market value of the Class A common stock and the exercise price is an item of tax preference subject to the possible application of the alternative minimum tax. If a participant does not dispose of Class A common stock acquired through the exercise of an ISO in a "disqualifying disposition" (i.e., no disposition occurs within two years from the date of grant of the share option nor within one year of the transfer of the Class A common stock to the participant), then the participant will be taxed only upon the gain, if any, from the sale of such Class A common stock, and such gain will be taxable to the participant as gain from the sale of a capital asset. The Company will not receive any tax deduction on the exercise of an ISO or, if the above holding period requirements are met, on the sale of the underlying
Class A common stock. If there is a disqualifying disposition (i.e., one of the holding period requirements is not met), the participant will be treated as receiving compensation subject to ordinary income tax in the year of the disqualifying disposition and the Company will be entitled to a deduction for compensation expense in an amount equal to the amount included in income by the participant. The participant generally will be required to include in income an amount equal to the difference between the fair market value of the Class A common stock at the time of exercise and the exercise price. Any appreciation in value after the time of exercise will be taxable to the participant upon the sale of the Class A common stock as capital gain and will not result in any deduction by the Company.

    If NQSOs are granted to a participant, there are no Federal income tax consequences at the time of grant. Upon exercise of the option, the participant must report as ordinary income an amount equal to the difference between the exercise price and the fair market value of the Class A common stock on the date of exercise. The Company will receive a tax deduction in like amount. Any appreciation in value after the time of exercise will be taxed as capital gain and will not result in any deduction by the Company.

    If a participant is granted unrestricted shares of Class A common stock, such participant will have compensation income at the time of grant equal to the fair market value of such shares. The Company will receive a tax deduction in the amount of the income recognized by the participant.

    A participant who is awarded Restricted Stock that is subject to a substantial risk of forfeiture (as defined in the Code) will not be taxed at the time of the grant unless the participant makes a special election under section 83(b) of the Code. Assuming that no such election is made, the Company will receive no tax deduction at the time of the grant. Upon the lapse of the substantial risk of forfeiture associated with the Restricted Stock, a participant will recognize ordinary income equal to the fair market value of the Restricted Stock at the time of the lapse. At the same time, the Company will receive a tax deduction in the amount of ordinary income recognized by a participant.

    If a participant makes an election under section 83(b) of the Code or if the Restricted Stock is subject to restrictions that do not comprise a substantial risk of forfeiture, he or she will recognize ordinary income in an amount equal to the fair market value of the Restricted Stock at the time of the grant (determined without regard to any restrictions which may lapse). The Company will receive a tax deduction in the equal amount at the same time. No additional income tax will be payable by a participant (and no additional deduction will be taken by the Company) upon lapse of the restrictions.

    A participant who receives a Stock Loan generally will not be taxed at the time of the grant of such a Loan. Similarly, the Company will receive no tax deduction at the time of such Loan. Any portion of a Stock Loan that is forgiven by the Company will be treated generally as ordinary compensation income in the year of forgiveness.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2002 STOCK OPTION PLAN.

                 STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

    For a proposal of a stockholder to be presented at an annual meeting, other than a stockholder proposal included in the Company's proxy statement pursuant to Rule 14a-8 of the Exchange Act ("Rule 14a-8"), the Secretary of the Company must receive written notice thereof on or before the date specified in the Company's Bylaws, and the proponent or a representative of the proponent must attend the annual meeting. In addition, pursuant to Rule 14a-4 of the Exchange Act, if a stockholder failed to notify the Company at least 45 days before the date on which the Company first mailed its proxy materials for the prior year's annual meeting, management proxies are allowed to use their discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.

    For a proposal of a stockholder to be presented at the Company's 2003 annual meeting of stockholders, other than a stockholder proposal included in the Company's proxy statement pursuant to Rule 14a-8, it must be received at the principal executive offices of the Company after November 24, 2002 and on or before January 23, 2003, unless the 2003 annual meeting of stockholders is scheduled to take place before May 23, 2003. The Company's Bylaws provide that any stockholder wishing to nominate a director or have a stockholder proposal, other than a stockholder proposal included in the Company's proxy statement pursuant to Rule 14a-8, considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the Bylaws, to the Company at its principal executive offices not less than 120 days nor more than 180 days prior to the anniversary of the immediately preceding annual meeting of stockholders (the "Anniversary Date"); provided, however, that in the event that the annual meeting is scheduled to be held more than seven calendar days prior, or more than 60 days subsequent, to the Anniversary Date, such nominations or proposals must be delivered to the Company not earlier than the 180th day prior to such meeting and not later than the later of the 120th day prior to such annual meeting or the twentieth day following the earlier of the day on which public announcement of the meeting is first made or notice of the meeting is mailed to stockholders. Any such proposal should be mailed to: Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, New York 11747, Attn: Gregg M. Rechler, Secretary.

                                 OTHER MATTERS

    The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

                                                                      APPENDIX A

                        RECKSON ASSOCIATES REALTY CORP.
                             2002 STOCK OPTION PLAN

ARTICLE 1. GENERAL

    1.1. PURPOSE. The purpose of the Reckson Associates Realty Corp. 2002 Stock Option Plan (the "Plan") is to provide for certain of officers, directors and key employees, as defined in Section 1.3, of Reckson Associates Realty Corp. (the "Company") and certain of its Affiliates (as defined below) an equity-based incentive to maintain and enhance the performance and profitability of the Company. It is the further purpose of this Plan to permit the granting of awards that will constitute performance based compensation for certain executive officers, as described in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

    1.2.  ADMINISTRATION.

    (a) The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"), which Committee shall consist of two or more directors, or by the Board. It is intended that the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Act")) and "outside directors" (within the meaning of Code Section 162(m)); however, the mere fact that a Committee member shall fail to qualify under either of these requirements shall not invalidate any award made by the Committee which award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board.

    (b) The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Plan Agreements (as defined below) executed pursuant to the Plan, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make any determination necessary or advisable in administering the Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan and (vi) to delegate to Donald J. Rechler and Scott H. Rechler (the "Proper Officers") its authority to grant awards under the Plan to key employees, excluding those employees who are executive officers ("Non-Executive Officers"), provided that (a) the aggregate number of shares of Common Stock granted to any Non-Executive Officer during any calendar year shall not exceed 100,000 shares and (b) the Proper Officers shall report annually to the Committee regarding the material terms of awards granted to any Non-Executive Officers. The Committee shall have no authority to interpret or administer Article 5 of the Plan or to take any action with respect to any awards thereunder.

    (c) The determination of the Committee on all matters relating to the Plan or any Plan Agreement shall be conclusive.

    (d) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award hereunder.

    (e) Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan, in which case, the term Committee as used herein shall be deemed to mean the Board.

    1.3. PERSONS ELIGIBLE FOR AWARDS. Awards under the Plan may be made to such officers, directors and key employees ("key personnel") of the Company or its Affiliates as the Committee shall from time to time in its sole discretion select. No member of the Board who is not an officer or employee of the Company or an Affiliate (an "Independent Director") shall be eligible to receive any Awards under the Plan, except for non-qualified stock options granted automatically under the provisions of Article 5 of the Plan.

    1.4.  TYPES OF AWARDS UNDER PLAN.

    (a) Awards may be made under the Plan in the form of (i) stock options ("options"), (ii) restricted stock awards and (iii) unrestricted stock awards, in lieu of cash compensation, all as more fully set forth in Articles 2 and 3.

    (b) Options granted under the Plan may be either (i) "nonqualified" stock options ("NQSOs") or (ii) options intended to qualify for incentive stock option treatment described in Code Section 422 ("ISOs"). Grants of options made under the Plan may also be made in lieu of cash fees otherwise payable to Directors of the Company or cash bonuses payable to employees of the Company or any Affiliate.

    (c) All options when granted are intended to be NQSOs, unless the applicable Plan Agreement explicitly states that the option is intended to be an ISO. If an option is intended to be an ISO, and if for any reason such option (or any portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such option (or portion) shall be regarded as a NQSO appropriately granted under the Plan provided that such option (or portion) otherwise meets the Plan's requirements relating to NQSOs.

    1.5.  SHARES AVAILABLE FOR AWARDS.

    (a) Subject to Section 4.5 (relating to adjustments upon changes in capitalization), as of any date the total number of shares of Common Stock with respect to which awards may be granted under the Plan, shall equal the excess (if any) of 1,500,000 shares of Common Stock, over (i) the number of shares of Common Stock subject to outstanding awards, (ii) the number of shares in respect of which options have been exercised, or grants of restricted or unrestricted Common Stock have been made pursuant to the Plan, and (iii) the number of shares issued subject to forfeiture restrictions which have lapsed. In any calendar year, a person eligible for awards under the Plan may not be granted options under the Plan covering a total of more than 150,000 shares of Common Stock.

    In accordance with (and without limitation upon) the preceding sentence, awards may be granted in respect of the following shares of Common Stock: shares covered by previously-granted awards that have expired, terminated or been cancelled for any reason whatsoever (other than by reason of exercise or vesting).

    (b) Shares of Common Stock that shall be subject to issuance pursuant to the Plan shall be authorized and unissued or treasury shares of Common Stock, or shares of Common Stock purchased on the open market or from shareholders of the Company for such purpose.

    1.6.  DEFINITIONS OF CERTAIN TERMS.

    (a) The term "Affiliate" as used herein means Reckson Operating Partnership, L.P., Reckson FS Limited Partnership, RANY Management Group, Inc., Reckson Finance, Inc., Reckson Management Group, Inc., Reckson Construction Group, Inc., Metropolitan Partners LLC, any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company, or any other person or entity as subsequently approved by the Board.

    (b) The term "Cause" shall mean a finding by the Committee that the recipient of an award under the Plan has (i) acted with gross negligence or willful misconduct in connection with the performance of his material duties to the Company or its Affiliates; (ii) defaulted in the performance of his material duties to the Company or its Affiliates and has not corrected such action within 15 days of receipt of written notice thereof; (iii) willfully acted against the best interests of the Company or its

Affiliates, which act has had a material and adverse impact on the financial affairs of the Company or its Affiliates; or (iv) been convicted of a felony or committed a material act of common law fraud against the Company, its Affiliates or their employees and such act or conviction has, or the Committee reasonably determines will have, a material adverse effect on the interests of the Company or its Affiliates.

    (c) The term "Common Stock" as used herein means the shares of Class A common stock of the Company as constituted on the effective date of the Plan, and any other shares into which such common stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

    (d) The "fair market value" (or "FMV") as of any date and in respect of any share of Common Stock shall be:

        (i) if the Common Stock is listed for trading on the New York Stock Exchange, the closing price, regular way, of the Common Stock as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale; or

        (ii) the Common Stock is not so listed but is listed on another national securities exchange or authorized for quotation on the National Association of Securities Dealers Inc.'s NASDAQ National Market System ("NASDAQ/NMS"), the closing price, regular way, of the Common Stock on such exchange or NASDAQ/NMS, as the case may be, on which the largest number of shares of Common Stock have been traded in the aggregate on the preceding twenty trading days, or if no such reported sale of the Stock shall have occurred on such date on such exchange or NASDAQ/NMS, as the case may be, on the preceding date on which there was such a reported sale on such exchange or NASDAQ/NMS, as the case may be; or

        (iii) if the Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NMS, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported.

    1.7.  AGREEMENTS EVIDENCING AWARDS.

    (a) Options and restricted stock awards granted under the Plan shall be evidenced by written agreements. Any such written agreements shall (i) contain such provisions not inconsistent with the terms of the Plan as the Committee may in its sole discretion deem necessary or desirable and (ii) be referred to herein as "Plan Agreements."

    (b) Each Plan Agreement shall set forth the number of shares of Common Stock subject to the award granted thereby.

    (c) Each Plan Agreement with respect to the granting of an option shall set forth the amount (the "option exercise price") payable by the grantee to the Company in connection with the exercise of the option evidenced thereby. The option exercise price per share shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted.

ARTICLE 2. STOCK OPTIONS

    2.1.  OPTION AWARDS.

    (a) GRANT OF STOCK OPTIONS. The Committee may grant options to purchase shares of Common Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan.

    (b) DIVIDEND EQUIVALENT RIGHTS. To the extent expressly provided by the Committee at the time of the grant, each NQSO granted under this Section 2.1 shall also generate Dividend Equivalent Rights ("DERs"), which shall entitle the grantee to receive an additional share of Common Stock for each DER received upon the exercise of the NQSO, at no additional cost, based on the formula set forth herein. As of the last business day of each calendar quarter, the amount of dividends paid by the Company on each share of Common Stock with respect to that quarter shall be divided by the FMV per share to determine the actual number of DERs accruing on each share subject to the NQSO. Such amount of DERs shall be multiplied by the number of shares covered by the NQSO to determine the number of DERs which accrued during such quarter. The provisions of this
Section 2.1(b) shall not be amended more than once every six months other than to comport with changes in applicable law.

    For example. Assume that a grantee holds a NQSO to purchase 600 shares of Common Stock. Further assume that the dividend per share for the first quarter was $0.10, and that the FMV per share on the last business day of the quarter was $20. Therefore, .005 DER would accrue per share for that quarter and such grantee would receive three DERs for that quarter (600 X .005). For purposes of determining how many DERs would accrue during the second quarter, the NQSO would be considered to be for 603 shares of Common Stock.

    2.2.  EXERCISABILITY OF OPTIONS.  Subject to the other provisions of the
Plan:

    (a) EXERCISABILITY DETERMINED BY PLAN AGREEMENT. Each Plan Agreement shall set forth the period during which and the conditions subject to which the option shall be exercisable (including, but not limited to vesting of such options), as determined by the Committee in its discretion.

    (b) PARTIAL EXERCISE PERMITTED. Unless the applicable Plan Agreement otherwise provides, an option granted under the Plan may be exercised from time to time as to all or part of the full number of shares for which such option is then exercisable, in which event the DERs relating to the portion of the option being exercised shall also be exercised.

    (c)  NOTICE OF EXERCISE; EXERCISE DATE.

        (i) An option shall be exercisable by the filing of a written notice of exercise with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe, and by payment in accordance with
    Section 2.4.

        (ii) Unless the applicable Plan Agreement otherwise provides, or the Committee in its sole discretion otherwise determines, the date of exercise of an option shall be the date the Company receives such written notice of exercise and payment.

    2.3. LIMITATION ON EXERCISE. Notwithstanding any other provision of the Plan, no Plan Agreement shall permit an ISO to be exercisable more than 10 years after the date of grant.

    2.4.  PAYMENT OF OPTION PRICE.

    (a) TENDER DUE UPON NOTICE OF EXERCISE. Unless the applicable Plan Agreement otherwise provides or the Committee in its sole discretion otherwise determines, any written notice of exercise of an option shall be accompanied by payment of the full purchase price for the shares being purchased.

    (b) MANNER OF PAYMENT. Payment of the option exercise price shall be made in any combination of the following:

        (i) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee);

        (ii) by personal check (subject to collection), which may in the Committee's discretion be deemed conditional;

        (iii) with the consent of the Committee in its sole discretion, by delivery of previously acquired shares of Common Stock owned by the grantee for at least six months having a fair market value (determined as of the option exercise date) equal to the portion of the option exercise price being paid thereby, provided that the Committee may require the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under
    Section 16(b) of the Act and does not require any Consent (as defined in Section 4.2); and

        (iv) with the consent of the Committee in its sole discretion, by the full recourse promissory note and agreement of the grantee providing for payment with interest on the unpaid balance accruing at a rate not less than that needed to avoid the imputation of income under Code Section 7872 and upon such terms and conditions (including the security, if any, therefor) as the Committee may determine; and

        (v) by withholding shares of Common Stock from the shares otherwise issuable pursuant to the exercise.

    (c) CASHLESS EXERCISE. Payment in accordance with Section 2.4(b) may be deemed to be satisfied, if and to the extent provided in the applicable Plan Agreement, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Common Stock acquired upon exercise to pay for all of the Common Stock acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the grantee's direction at the time of exercise, provided that the Committee may require the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16 of the Act and does not require any Consent (as defined in Section 4.2).

    (d) ISSUANCE OF SHARES. As soon as practicable after receipt of full payment, the Company shall, subject to the provisions of Section 4.2, deliver to the grantee one or more certificates for the shares of Common Stock so purchased, which certificates may bear such legends as the Company may deem appropriate concerning restrictions on the disposition of the shares in accordance with applicable securities laws, rules and regulations or otherwise.

    2.5.  DEFAULT RULES CONCERNING TERMINATION OF EMPLOYMENT.

    Subject to the other provisions of the Plan and unless the applicable Plan Agreement otherwise provides:

    (a) GENERAL RULE. All options granted to a grantee shall terminate upon the grantee's termination of employment for any reason except to the extent post-employment exercise of the option is permitted in accordance with this
Section 2.5.

    (b) TERMINATION FOR CAUSE. All unexercised or unvested options granted to a grantee shall terminate and expire on the day a grantee's employment is terminated for Cause.

    (c) REGULAR TERMINATION; LEAVE OF ABSENCE. If the grantee's employment terminates for any reason other than as provided in subsection (b), (d) or
(f) of this Section 2.5, any awards granted to such grantee which were exercisable immediately prior to such termination of employment may be exercised, and any awards subject to vesting may continue to vest, until the earlier of either: (i) 90 days after the grantee's termination of employment and
(ii) the date on which such options terminate or expire in accordance with the provisions of the Plan (other than this Section 2.5) and the Plan Agreement; provided that the Committee may, in its sole discretion, determine such other period for exercise in the case of a grantee whose employment terminates solely because the grantee's employer ceases to be an Affiliate or the grantee transfers employment with the Company's consent to a purchaser of a business disposed of by the Company. The Committee may, in its sole discretion, determine (i) whether any leave of absence (including short-term or long-term disability or medical leave) shall constitute a termination of employment for purposes of the Plan and (ii) the effect, if any, of any such leave on outstanding awards under the Plan.

    (d) RETIREMENT. If a grantee's employment terminates by reason of retirement (I.E., THE VOLUNTARY TERMINATION OF EMPLOYEE BY A GRANTEE AFTER ATTAINING THE AGE OF 55), the options exercisable by the grantee immediately prior to the grantee's retirement shall be exercisable by the grantee until the earlier of (i) 36 months after the grantee's retirement and (ii) the date on which such options terminate or expire in accordance with the provisions of the Plan (other than this Section 2.5) and the Plan Agreement.

    (e) DEATH AFTER TERMINATION. If a grantee's employment terminates in the manner described in subsections (c) or (d) of this Section 2.5 and the grantee dies within the period for exercise provided for therein, the options exercisable by the grantee immediately prior to the grantee's death shall be exercisable by the personal representative of the grantee's estate or by the person to whom such options pass under the grantee's will (or, if applicable, pursuant to the laws of descent and distribution) until the earlier of
(i) 12 months after the grantee's death and (ii) the date on which such options terminate or expire in accordance with the provisions of subsections (c) or
(d) of this Section 2.5.

    (f) DEATH BEFORE TERMINATION. If a grantee dies while employed by the Company or any Affiliate, all options granted to the grantee but not exercised before the death of the grantee, whether or not exercisable by the grantee before the grantee's death, shall immediately become and be exercisable by the personal representative of the grantee's estate or by the person to whom such options pass under the grantee's will (or, if applicable, pursuant to the laws of descent and distribution) until the earlier of (i) 12 months after the grantee's death and (ii) the date on which such options terminate or expire in accordance with the provisions of the Plan (other than this Section 2.5) and the Plan Agreement.

    2.6. SPECIAL ISO REQUIREMENTS. In order for a grantee to receive special tax treatment with respect to stock acquired under an option intended to be an ISO, (i) the Plan must be approved by the Company's shareholders in accordance with the requirements of Code Section 422(b) and (ii) the grantee of such option must be, at all times during the period beginning on the date of grant and ending on the day three months before the date of exercise of such option, an employee of the Company or any of the Company's parent or subsidiary corporations (within the meaning of Code Section 424), or of a corporation or a parent or subsidiary corporation of such corporation issuing or assuming a stock option in a transaction to which Code Section 424(a) applies. If an option granted under the Plan is intended to be an ISO, and if the grantee, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the grantee's employer corporation or of its parent or subsidiary corporation, then (i) the option exercise price per share shall in no event be less than 110% of the fair market value of the Common Stock on the date of such grant and (ii) such option shall not be exercisable after the expiration of five years after the date such option is granted.

ARTICLE 3. RESTRICTED STOCK AND UNRESTRICTED STOCK AWARDS

    3.1.  RESTRICTED STOCK AWARDS.

    (a) GRANT OF AWARDS. The Committee may grant restricted stock awards, alone or in tandem with other awards, under the Plan in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine; provided, however, that the grant of any such restricted stock awards may be made in lieu of, or in tandem with other, cash compensation and bonuses. The vesting of a restricted stock award granted under the Plan may be conditioned upon the completion of a specified period of employment with the Company or any Affiliate, upon the attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

    (b) PAYMENT. Each Plan Agreement with respect to a restricted stock award shall set forth the amount (if any) to be paid by the grantee with respect to such award. If a grantee makes any payment for a restricted stock award which does not vest, appropriate payment may be made to the grantee following the forfeiture of such award on such terms and conditions as the Committee may determine. The Committee shall have the authority to make or authorize loans to finance, or to otherwise accommodate the financing of, the acquisition or exercise of a restricted stock award.

    (c) FORFEITURE UPON TERMINATION OF EMPLOYMENT. Unless the applicable Plan Agreement otherwise provides or the Committee otherwise determines, (i) if a grantee's employment terminates for any reason (including death) before all of his restricted stock awards have vested, such awards shall terminate and expire upon such termination of employment, and (ii) in the event any condition to the vesting of restricted stock awards is not satisfied within the period of time permitted therefor, such unvested shares shall be returned to the Company.

    (d) ISSUANCE OF SHARES. The Committee may provide that one or more certificates representing restricted stock awards shall be registered in the grantee's name and bear an appropriate legend specifying that such shares are not transferable and are subject to the terms and conditions of the Plan and the applicable Plan Agreement, or that such certificate or certificates shall be held in escrow by the Company on behalf of the grantee until such shares vest or are forfeited, all on such terms and conditions as the Committee may determine. Unless the applicable Plan Agreement otherwise provides, no share of restricted stock may be assigned, transferred, otherwise encumbered or disposed of by the grantee until such share has vested in accordance with the terms of such award. Subject to the provisions of Section 4.2, as soon as practicable after any restricted stock award shall vest, the Company shall issue or reissue to the grantee (or to the grantee's designated beneficiary in the event of the grantee's death) one or more certificates for the Common Stock represented by such restricted stock award.

    (e) GRANTEES' RIGHTS REGARDING RESTRICTED STOCK. Unless the applicable Plan Agreement otherwise provides: (i) a grantee may vote and receive dividends on restricted stock awarded under the Plan; and (ii) any stock received as a distribution with respect to a restricted stock award shall be subject to the same restrictions as such restricted stock.

    3.2. UNRESTRICTED STOCK. The Committee may issue unrestricted stock under the Plan, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine; provided, however, that the grant of any such unrestricted stock awards may be made in lieu of, or in tandem with other, cash compensation and bonuses. The Committee shall have the authority to make or authorize loans to finance, or to otherwise accommodate the financing of, the acquisition or exercise of an unrestricted stock award.

ARTICLE 4. MISCELLANEOUS

    4.1.  AMENDMENT OF THE PLAN; MODIFICATION OF AWARDS.

    (a) PLAN AMENDMENTS. The Board may, without stockholder approval, at any time and from time to time suspend, discontinue or amend the Plan in any respect whatsoever, except that (i) no such amendment shall impair any rights under any award theretofore made under the Plan without the consent of the grantee of such award and (ii) except as and to the extent otherwise permitted by Section 4.5 or 4.11, no such amendment shall cause the Plan to fail to satisfy any applicable requirement under Rule 16b-3 without stockholder approval.

    (b) AWARD MODIFICATIONS. Subject to the terms and conditions of the Plan (including Section 4.1(a)), the Committee may amend outstanding Plan Agreements with such grantee, including, without limitation, any amendment which would
(i) accelerate the time or times at which an award may vest or become exercisable and/or (ii) extend the scheduled termination or expiration date of the award, provided, however, that no modification having a material adverse effect upon the interest of a grantee in an award shall be made without the consent of such grantee; and no amendment may be made to adjust the option exercise price per share specified in a Plan Agreement evidencing a stock option award, unless such adjustment occurs pursuant to Section 4.5, and no award may be cancelled and re-granted to effect a re-pricing.

    4.2.  RESTRICTIONS.

    (a) CONSENT REQUIREMENTS. If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the acquisition, issuance or purchase of shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Without limiting the generality of the foregoing, the Committee shall be entitled to determine not to make any payment whatsoever until Consent has been given if (i) the Committee may make any payment under the Plan in cash, Common Stock or both, and (ii) the Committee determines that Consent is necessary or desirable as a condition of, or in connection with, payment in any one or more of such forms.

    (b) CONSENT DEFINED. The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or other self-regulatory organization or under any federal, state or local law, rule or regulation,
(ii) the expiration, elimination or satisfaction of any prohibitions, restrictions or limitations under any federal, state or local law, rule or regulation or the rules of any securities exchange or other self-regulatory organization, (iii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and (iv) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies or any parties to any loan agreements or other contractual obligations of the Company or any Affiliate.

    4.3. NONTRANSFERABILITY. No award granted to any grantee under the Plan or under any Plan Agreement shall be assignable or transferable by the grantee other than by will or by the laws of descent and distribution. During the lifetime of the grantee, all rights with respect to any award granted to the grantee under the Plan or under any Plan Agreement shall be exercisable only by the grantee.

    4.4.  WITHHOLDING TAXES.

    (a) Whenever under the Plan shares of Common Stock are to be delivered pursuant to an award, the Committee may require as a condition of delivery that the grantee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto. Whenever cash is to be paid under the Plan, the Company may, as a condition of its payment, deduct therefrom, or from any salary or other payments due to the grantee, an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto or to the delivery of any shares of Common Stock under the Plan.

    (b) Without limiting the generality of the foregoing, (i) a grantee may elect to satisfy all or part of the foregoing withholding requirements by delivery of unrestricted shares of Common Stock owned by the grantee for at least six months (or such other period as the Committee may determine) having a fair market value (determined as of the date of such delivery by the grantee) equal to all or part of the amount to be so withheld, provided that the Committee may require, as a condition of accepting any such delivery, the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16(b) of the Act and (ii) the Committee may permit any such delivery to be made by withholding shares of Common Stock from the shares otherwise issuable pursuant to the award giving rise to the tax withholding obligation (in which event the date of delivery shall be deemed the date such award was exercised).

    4.5. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If and to the extent specified by the Committee, the number of shares of Common Stock which may be issued pursuant to awards under the Plan, the maximum number of options which may be granted to any one person in any year, the number of shares of Common Stock subject to awards, the option exercise price of options theretofore granted under the Plan, and the amount payable by a grantee in respect of an award, shall be appropriately adjusted (as the Committee may determine) for any change in the number of issued shares of Common Stock resulting from the subdivision or combination of shares of Common Stock or other capital adjustments, or the payment of a stock dividend after the effective date of the Plan, or other change in such shares of Common Stock effected without receipt of consideration by the Company; provided that any awards covering fractional shares of Common Stock resulting from any such adjustment shall be eliminated and provided further, that each ISO granted under the Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an ISO within the meaning of Code Section 422. Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

    4.6. RIGHT OF DISCHARGE RESERVED. Nothing in the Plan or in any Plan Agreement shall confer upon any person the right to continue in the employment of the Company or an Affiliate or affect any right which the Company or an Affiliate may have to terminate the employment of such person.

    4.7. NO RIGHTS AS A STOCKHOLDER. No grantee or other person shall have any of the rights of a stockholder of the Company with respect to shares subject to an award until the issuance of a stock certificate to him for such shares. Except as otherwise provided in Section 4.5, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued. In the case of a grantee of an award which has not yet vested, the grantee shall have the rights of a stockholder of the Company if and only to the extent provided in the applicable Plan Agreement.

    4.8.  NATURE OF PAYMENTS.

    (a) Any and all awards or payments hereunder shall be granted, issued, delivered or paid, as the case may be, in consideration of services performed for the Company or for its Affiliates by the grantee.

    (b) No such awards and payments shall be considered special incentive payments to the grantee or, unless otherwise determined by the Committee, be taken into account in computing the grantee's salary or compensation for the purposes of determining any benefits under (i) any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate or (ii) any agreement between the Company or any Affiliate and the grantee.

    (c) By accepting an award under the Plan, the grantee shall thereby waive any claim to continued exercisability or vesting of an award or to damages or severance entitlement related to non-continuation of the award beyond the period provided herein or in the applicable Plan Agreement, notwithstanding any contrary provision in any written employment contract with the grantee, whether any such contract is executed before or after the grant date of the award.

    4.9. NON-UNIFORM DETERMINATIONS. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan Agreements, as to

(a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to
Section 2.7(c).

    4.10. OTHER PAYMENTS OR AWARDS. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company, any Affiliate or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

    4.11.  REORGANIZATION.

    (a) In the event that the Company is merged or consolidated with another corporation and, whether or not the Company shall be the surviving corporation, there shall be any change in the shares of Common Stock by reason of such merger or consolidation, or in the event that all or substantially all of the assets of the Company are acquired by another person, or in the event of a reorganization or liquidation of the Company (each such event being hereinafter referred to as a "Reorganization Event") or in the event that the Board shall propose that the Company enter into a Reorganization Event, then the Committee may in its discretion, by written notice to a grantee, provide that his options will be terminated unless exercised within 30 days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice; provided that if, and to the extent that, the Committee takes such action with respect to the grantee's options not yet exercisable, the Committee shall also accelerate the dates upon which such options shall be exercisable. The Committee also may in its discretion by written notice to a grantee provide that all or some of the restrictions on any of the grantee's awards may lapse in the event of a Reorganization Event upon such terms and conditions as the Committee may determine.

    (b) Whenever deemed appropriate by the Committee, the actions referred to in Section 4.11(a) may be made conditional upon the consummation of the applicable Reorganization Event.

    4.12. SECTION HEADINGS. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

    4.13.  EFFECTIVE DATE AND TERM OF PLAN.

    (a) The Plan shall be deemed adopted and become effective upon the approval thereof by the shareholders of the Company.

    (b) The Plan shall terminate 10 years after the date on which it is approved by shareholders, and no awards shall thereafter be made under the Plan. Notwithstanding the foregoing, all awards made under the Plan prior to such termination date shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Plan Agreement.

    4.14. GOVERNING LAW. The Plan shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

ARTICLE 5. STOCK OPTIONS GRANTED TO INDEPENDENT DIRECTORS

    5.1. AUTOMATIC GRANT OF OPTIONS. Each Independent Director appointed or elected for the first time shall automatically be granted (under this Plan or another Company stock option plan) a NQSO to purchase 7,500 shares of Common Stock on his date of appointment or election. Each Independent Director who is serving as Director of the Company on the fifth business day after each annual meeting of shareholders shall, on such day, automatically be granted (under this Plan or another Company stock option plan) NQSOs to acquire 6,250 shares of Common Stock; provided, however, that an Independent Director who is appointed or elected for the first time shall not be eligible to receive NQSOs pursuant to this sentence for the year of his initial appointment or election. The exercise price per share for the Common Stock covered by a NQSO granted pursuant to this
Section 5.1 shall be equal to the FMV of the Common Stock on the date the NQSO is granted.

    5.2.  EXERCISE; TERMINATION; NON-TRANSFERABILITY

    (a) All NQSOs granted under this Article 5 shall be immediately exercisable. No NQSO issued under this Article 5 shall be exercisable after the expiration of ten years from the date upon which such NQSO is granted.

    (b)  The rights of an Independent Director in a NQSO granted under this
Article 5 shall terminate twelve months after such Director ceases to be a Director of the Company or the specified expiration date, if earlier; provided, however, that such rights shall terminate immediately on the date on which an Independent Director ceases to be a Director by reason of termination of his directorship on account of any act of (i) fraud or intentional misrepresentation or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate.

    (c) No NQSO granted under this Article 5 shall be transferable by the grantee otherwise than by will or by the laws of descent and distribution, and such grantee shall be exercisable during the grantee's lifetime only by the grantee. Any NQSO granted to an Independent Director and outstanding on the date of his death may be exercised by the legal representative or legatee of the grantee for the period of twelve months from the date of death or until the expiration of the stated term of the option, if earlier.

    (d) NQSOs granted under this Article 5 may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by certified or official bank check payable to the Company. A grantee shall have the rights of a stockholder only as to shares acquired upon the exercise of a NQSO and not as to unexercised NQSOs.

    5.3. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The number of shares of Common Stock subject to awards and the option exercise price of NQSOs theretofore granted under this Article 5, and the amount payable by a grantee in respect of an award, shall be appropriately adjusted for any change in the number of issued shares of Common Stock resulting from the subdivision or combination of shares of Common Stock or other capital adjustments, or the payment of a stock dividend after the effective date of the Plan, or other change in such shares of Common Stock effected without receipt of consideration by the Company; provided that any awards covering fractional shares of Common Stock resulting from any such adjustment shall be eliminated.

    5.4 LIMITED TO INDEPENDENT DIRECTORS. The provisions of this Article 5 shall apply only to NQSOs granted or to be granted to Independent Directors, shall be interpreted as if this Article 5 constituted a separate plan of the Company and shall not be deemed to modify, limit or otherwise apply to any other provision of this Plan or to any NQSO issued under this Plan to a participant who is not an Independent Director of the Company. To the extent inconsistent with the provisions of any other Section of this Plan, the provisions of this
Article 5 shall govern the rights and obligations of the Company and Independent Directors respecting NQSOs granted or to be granted to Independent Directors. The provisions of this Article 5 shall not be amended more than once every six months other than to comport with changes in applicable law.

                         RECKSON ASSOCIATES REALTY CORP.
                              225 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747

       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2002
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


            The undersigned hereby constitutes and appoints Donald Rechler and John V.N. Klein, and either of them, as Proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of Reckson Associates Realty Corp. (the "Company") held of record by the undersigned as of the close of business on March 25, 2002, on behalf of the undersigned at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Omni, 333 Earle Ovington Boulevard, Uniondale, New York, 9:30 a.m., local time, on Thursday,
May 23, 2002, and at any adjournments or postponements thereof.

            When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the four nominees of the Board of Directors listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the enclosed envelope.

                     Please vote and sign on other side and
                    return promptly in the enclosed envelope.

                                                             SEE REVERSE SIDE


                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                         RECKSON ASSOCIATES REALTY CORP.

                                  May 23, 2002

                 Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------
/X/ Please mark your votes as in this example.

1.   To elect four Class I Directors of the
     Company to serve until the 2005 Annual
     Meeting of Stockholders and until their
     respective successors are duly elected
     and qualified.

         FOR            WITHHELD
         / /            / /

Nominees: Scott H. Rechler
          Herve A. Kevenides
          Conrad D. Stephenson
          Lewis S. Ranieri

 For all nominees except as noted below

/ /___________________________

                                                            FOR         AGAINST     ABSTAIN
  2.    To ratify the selection of Ernst & Young LLP as     / /         / /         / /
  the independent auditors of the Company for the fiscal
  year ending December 31, 2002.

  3.    To approve the Company's 2002 Stock Option Plan.    / /         / /         / /

  4.    To consider and act upon any other matters that     / /         / /         / /
  may properly be brought before the Annual Meeting and
  at any adjournments or postponements thereof.


         The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company's 2001 Annual Report to Stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

                                                           MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW  / /


Signature: ___________________________Date:_______        Signature:___________________________Date:________
                                                                      If Held Jointly

NOTE:       Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.